QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.1

        2,250,000 Shares

FARGO ELECTRONICS, INC.

Common Stock

UNDERWRITING AGREEMENT

Minneapolis, Minnesota
June 28, 2002

Raymond James & Associates, Inc.
Robert W. Baird & Co. Incorporated
Needham & Company, Inc.
As Representatives of the Several Underwriters listed on Schedule I hereto
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

        Fargo Electronics, Inc., a Delaware corporation ("Fargo"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), and each of the stockholders of Fargo named in Schedule II hereto (the "Selling Stockholders") severally and not jointly proposes, subject to the terms and conditions stated herein, to sell to the Underwriters, an aggregate of 2,250,000 shares of Fargo's Common Stock, par value $0.01 per share (the "Common Stock"), of which (a) 187,500 shares are to be issued and sold by Fargo, and (b) an aggregate of 2,062,500 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder's name in Schedule II hereto. The aggregate of 2,250,000 shares to be purchased from Fargo and the Selling Stockholders are called the "Firm Shares." In addition, Fargo has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 337,500 shares of Common Stock to cover over-allotments by the Underwriters, if any. The additional 337,500 shares to be sold by Fargo are referred to in this Agreement as the "Additional Shares." The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the "Shares." Raymond James & Associates, Inc.; Robert W. Baird & Co. Incorporated; and Needham & Company, Inc. are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as the "Representatives" and as "you." Raymond James & Associates, Inc. may, from time to time, be referred to as the "Authorized Representative."

        Fargo and the Selling Stockholders wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from Fargo and the Selling Stockholders.

1.    Registration Statement and Prospectus.    Fargo has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), including without limitation Rule 415 under the Act, a registration statement on Form S-3 (File No. 333-88062), relating to shares of Common Stock. Fargo has also filed one amendment to such registration statement, copies of which have been furnished to you. Such registration statement, at the time it became effective, also contained a preliminary prospectus. After the effective date of such registration statement, Fargo filed a preliminary prospectus supplement relating to the Shares and a final prospectus supplement relating to the Shares, in accordance with Rules 424(b) and/or (c). Such registration statement, as amended, including the financial statements, documents incorporated by reference therein (as such documents are modified or superseded by any prospectus supplement relating to the Shares, other than any preliminary prospectus supplement that is subject to completion), exhibits and schedules thereto, at the time when it became effective (but as so modified or superseded) and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the "Registration Statement." Any prospectus relating to the Shares in the forms filed by Fargo with the Commission with respect to the Registration Statement pursuant to Rule 424(b) or (c) under the Act, or as part of a post-effective amendment to the Registration Statement, other than any preliminary prospectus supplement that is subject to completion, are collectively referred to in this Agreement as the "Prospectus." The preliminary prospectus supplement, subject to completion, relating to the Shares, filed by Fargo pursuant to Rule 424(b) or (c) under the Act, as such preliminary prospectus supplement is amended or supplemented from time to time by any other preliminary prospectus supplement that is subject to completion, until the date of the final prospectus supplement relating to the Shares, is referred to in this Agreement as the "Preliminary Prospectus." All references in this Agreement to the Registration Statement, a Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement, or the date of such Preliminary Prospectus or the Prospectus, as the case may be, as such documents are modified or superseded by such Preliminary Prospectus or the Prospectus, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents that at the effective date of the Registration Statement or thereafter prior to the date hereof are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

2.    Agreements to Sell and Purchase.

        (a)  Upon the terms and conditions set forth herein, (i) Fargo agrees to issue and sell an aggregate of 187,500 Firm Shares to the Underwriters and (ii) each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriters the number of Firm Shares set forth opposite such Selling Stockholder's name in Schedule II hereto, constituting, in the aggregate of (i) and (ii), 2,250,000 Firm Shares. Upon the basis of the representations, warranties and agreements of Fargo and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from Fargo and the Selling Stockholders at a purchase price of $7.50 per Share (the "purchase price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

        (b)  Fargo hereby also agrees to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of Fargo herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for thirty (30) days from the date of the final Prospectus to purchase from Fargo, up to 337,500 Additional Shares at the purchase price per Share. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Shares. The option to purchase Additional Shares may be exercised at any time within thirty (30) days after the date of the final Prospectus, but no more than once. No Additional Shares shall be sold and delivered, unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

3.    Terms of Public Offering.

        (a)  You have advised Fargo that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement becomes effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

        (b)  Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, Fargo shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Authorized Representative shall request.

4.    Delivery of the Shares and Payment Therefor.

        (a)  Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Oppenheimer Wolff & Donnelly LLP, located at Plaza VII, Suite 3300, 45 South Seventh Street, Minneapolis, Minnesota 55402 at 10:00 a.m. central time, on July 3, 2002, or such other place, time and date not later than 1:30 p.m., central time, on the date that is five (5) business days following the original contemplated Closing Date (the time and date of such closing are called the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Authorized Representative and Fargo. Fargo and the Selling Stockholders hereby acknowledge that circumstances under which the Authorized Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by Fargo, the Selling Stockholders, or the Authorized Representative to re-circulate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

        (b)  Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Oppenheimer Wolff & Donnelly LLP, located at Plaza VII, Suite 3300, 45 South Seventh Street, Minneapolis, Minnesota 55402 at 10:00 a.m. central time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Authorized Representative on behalf of the Underwriters to Fargo, of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Additional Shares are to be registered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and Fargo.

        (c)  Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m. central time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in Minneapolis, Minnesota, for inspection and packaging not later than 9:30 a.m. central time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by certified or bank cashier's checks or by wire transfer of immediately available funds to accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by Fargo and the Selling Stockholders. Payment for the Shares sold by Fargo hereunder shall be delivered by the Authorized Representative to Fargo. Payment for the Shares sold by the Selling Stockholders hereunder shall be delivered by the Authorized Representative to or in accordance with the instructions of the Attorneys (as defined herein).

        (d)  It is understood that the Authorized Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. Raymond James & Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

        (e)  Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder, unless such taxes or duties are paid by Fargo and (ii) the Custodian (as hereinafter defined) is authorized to deduct from such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder under the Custody Agreement (as defined herein).

5.    Covenants and Agreements.

        5.1    Of Fargo.    Fargo covenants and agrees with the several Underwriters as follows:

          (a)  Fargo will use its best efforts to cause any amendments to the Registration Statement relating to the Shares to become effective and will advise you promptly and, if requested by you, will confirm such advice in writing (i) the time and date of any filing of any post-effective amendment to the Registration Statement relating to the Shares or any supplement to the Prospectus relating to the Shares and the time and date that any such post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when any further supplement to the Prospectus relating to the Shares has been timely filed pursuant to Rule 424(b) and/or 424(c) under the Act, (iii) of the receipt of any comments by the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes, and (v) within the period of time referred to in Section 5.1(e) below, of any change in Fargo's condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of Fargo that makes any statement made in the Registration Statement, as supplemented by the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time prior to the termination of the time period referred to in Section 5.1(e) below, the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, Fargo will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. Fargo will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) and/or 424(c) under the Act before the close of business on the first business day immediately following the date hereof.

          (b)  Fargo will furnish to you, without charge, two photocopies of the signed original of the Registration Statement certified by the Secretary of Fargo to be true and complete copies thereof as filed with the Commission by EDGAR, and of any pre-effective or post-effective amendment thereto, including financial statements and, if specifically requested, all exhibits thereto, and will also furnish to you, upon request and without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

          (c)  Fargo will not file any Rule 462 Registration Statement or any amendment to the Registration Statement or make any amendment or supplement to the Prospectus unless (i) you shall have previously been advised thereof and been given a reasonable opportunity to review such filing, amendment or supplement and (ii) you have not reasonably objected to such filing, amendment or supplement after being so advised and having been given a reasonable opportunity to review such filing, amendment or supplement.

          (d)  Prior to the execution and delivery of this Agreement, Fargo has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus and/or prospectus supplement. Consistent with the provisions of Section 5.1(e) hereof, Fargo consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus and/or prospectus supplement so furnished by Fargo.

          (e)  As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the "Prospectus Delivery Period"), and for so long a period as you may request for the distribution of the Shares, Fargo will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. Fargo consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for the Prospectus Delivery Period. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Preliminary Prospectus, as supplemented by the Prospectus, or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of Fargo or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, Fargo will forthwith prepare and, subject to Sections 5.1(a) and 5.1(c) hereof, file with the Commission an appropriate supplement or amendment thereto and, in the case of any such amendment, will use its best efforts to cause such amendment to become effective as promptly as possible and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

          (f)    Fargo will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided, however, that in no event shall Fargo be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. If Fargo becomes aware that the qualification of the Shares in any jurisdiction is suspended, Fargo shall so advise you promptly in writing. Fargo will cooperate with you and counsel for the Underwriters to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of qualification and registration provisions of) the securities or Blue Sky laws of each state specifically requested by you where necessary to permit market making transactions and secondary trading and will comply with such securities or Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of two years after the date hereof.

          (g)  As soon as practicable, but not later than ninety (90) days after the end of the first fiscal quarter ending one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) under the Act), Fargo will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a period of twelve consecutive months commencing after such effective date, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

          (h)  If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof by Fargo or by you, because of any inability, failure or refusal on the part of Fargo to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, Fargo agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

          (i)    Fargo will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption "Use of Proceeds" in the Prospectus.

          (j)    If Rule 430A under the Act is employed, Fargo will timely file the Prospectus or term sheet (as described in Rule 434(b) under the Act) pursuant to Rule 424(b) under the Act.

          (k)  For a period of 120 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act, without your prior written consent, Fargo will not, (i) directly or indirectly, issue, sell, offer or contract to sell or otherwise dispose of or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, "Fargo Securities") or any rights to purchase Fargo Securities, or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Fargo Securities whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, except (A) to the Underwriters pursuant to this Agreement, (B) for grants of options or restricted stock pursuant to Fargo's stock option, stock bonus or other stock plans or arrangements in effect as of the date hereof and described in the Prospectus, (C) for issuances of shares of Common Stock upon the exercise of options outstanding as of the date hereof under such stock plans or arrangements, (D) for issuances of shares of Common Stock pursuant to Fargo's Employee Stock Purchase Plan, (E) for issuances of shares of Common Stock valued, based on the fair market value at the time of issuance, at no more than $500,000 in aggregate as consideration for or otherwise to sellers or employees of businesses acquired by Fargo during such time, provided that such shares are "restricted securities" as defined in Rule 144(a)(3) under the Act upon such issuance, and (F) for issuances of securities pursuant to the Fargo stockholder rights plan, dated February 2000. Fargo will deliver executed copies of a lock-up agreement, substantially in the form of Exhibit A attached hereto ("Lock-Up Agreement"), for each of the directors and officers of Fargo.

          (l)    Prior to the Closing Date or the Additional Closing Date, as the case may be, Fargo will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of Fargo for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

          (m)  Fargo will comply with all provisions of any undertakings contained in the Registration Statement.

          (n)  Fargo will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

          (o)  Fargo will timely file with Nasdaq all documents and notices required by Nasdaq to be filed with them.

          (p)  During the Prospectus Delivery Period, Fargo will file all documents required to be filed with the Commission pursuant to Sections 13, 14, and 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

        5.2    Of Each Selling Stockholder.    Each Selling Stockholder covenants and agrees with the several Underwriters as follows:

          (a)  Such Selling Stockholder will execute and deliver a Lock-Up Agreement.

          (b)  Such Selling Stockholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise the Underwriters prior to the Closing Date if any statements to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 9(l) hereof would be inaccurate if made as of the Closing Date.

          (c)  On the Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Firm Shares to be sold by such Selling Stockholder to the Underwriters hereunder will have been fully paid for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

          (d)  In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, such Selling Stockholder shall deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9.

6.    Representations and Warranties.

        6.1    Of Fargo.    Fargo hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

          (a)  As of the date the Registration Statement was initially filed, Fargo satisfied all of the "Registrant Requirements" as set forth in Form S-3. As of the date of the Prospectus, Fargo satisfied the "Transaction Requirements" as set forth in Form S-3 for the offering of Shares contemplated hereby. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus and no proceeding for that purpose has been instituted or to its knowledge threatened by the Commission or the securities authority of any state or other jurisdiction.

          (b)  Fargo has prepared each of the Registration Statement and the Prospectus and any amendments or supplements thereto. The Registration Statement, in its form at the time of filing of the final prospectus supplement relating to the Shares pursuant to Rule 424(b) or (c) under the Act and also in such form as it may be when any post-effective amendment thereto relating to the Shares shall become effective, and the Prospectus, and any supplement or amendment thereto relating to the Shares when filed with the Commission under Rule 424(b) and or Rule 424(c) under the Act, complied or will comply as to form in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to Fargo in writing by or on behalf of any Underwriter through you expressly for use therein, or furnished to Fargo in writing by or on behalf of any Selling Stockholder expressly for use therein.

          (c)  The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), as such Incorporated Documents are modified or superseded by the Preliminary Prospectus or the Prospectus, conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), as such Incorporated Documents are modified or superseded by the Preliminary Prospectus or the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (d)  The authorized and outstanding capital stock of Fargo is as set forth in the Prospectus under the caption "Capitalization" as of the date set forth therein. All the outstanding shares of Common Stock of Fargo have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Prospectus, Fargo is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by Fargo hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of Fargo conforms in all material respects to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto) under the caption "Description of Capital Stock"; and the delivery of certificates for the Shares being sold by Fargo against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by Fargo, free and clear of any claim, encumbrance or defect in title, to the several Underwriters purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Shares being sold by Fargo are in valid and sufficient form.

          (e)  Fargo is a corporation duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. Fargo has full corporate power and authority to own, lease, and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of Fargo (a "Material Adverse Effect").

          (f)    Fargo has no direct or indirect subsidiaries.

          (g)  There are no legal or governmental proceedings pending or, to the knowledge of Fargo, threatened, against Fargo or to which Fargo or any of its properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of Fargo, threatened, against or involving Fargo that might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to Fargo's knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases, or other instruments or documents that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement and the Prospectus as required by the Act. All such contracts and instruments to which Fargo is a party have been duly authorized, executed and delivered by Fargo. Fargo has neither received a notice nor been made aware that any other party is in breach of or default to Fargo under any of such contracts, which breach or default would have a Material Adverse Effect.

          (h)  Fargo is not (i) in violation of (A) its certificate of incorporation or bylaws, or other organizational documents, (B) any law, ordinance, administrative or governmental rule or regulation applicable to Fargo, the violation of which would have a Material Adverse Effect, or (C) any decree of any court or governmental agency or body having jurisdiction over Fargo, the violation of which would have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement, or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness for borrowed money or (B) any agreement, indenture, lease, or other instrument (each of the immediately preceding (A) and (B), an "Existing Instrument") to which Fargo is a party or by which any of its properties may be bound, which default would have a Material Adverse Effect; and to the knowledge of Fargo there does not exist any state of facts that constitutes an event of default, which default would have a Material Adverse Effect, on the part of Fargo as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default requiring disclosure under the Prospectus.

          (i)    Fargo's execution and delivery of this Agreement and the performance by Fargo of its obligations under this Agreement have been duly and validly authorized by Fargo and this Agreement has been duly executed and delivered by Fargo, and constitutes a valid and legally binding agreement of Fargo, except as the enforceability of rights to indemnity hereunder may be limited by federal or state securities laws and except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (j)    None of the issuance and sale of the Shares by Fargo, the execution, delivery or performance of this Agreement by Fargo, nor the consummation by Fargo of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on Nasdaq, and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for the NASD's clearance of the underwriting terms of the offering contemplated hereby as required under the NASD's Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, Fargo's certificate of incorporation or Fargo's bylaws or any agreement, indenture, lease or other instrument to which Fargo is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to Fargo or any of its properties, or (iv) except as disclosed in the Prospectus, results in a breach of, or default or Debt Repayment Triggering event (as defined below) under, or results in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of Fargo pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a "Debt Repayment Triggering Event" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness for borrowed money (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Fargo.

          (k)  Except as described in the Prospectus, Fargo does not have outstanding, and at the Closing Date and the Additional Closing Date, as the case may be, will not have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. Except as described in the Prospectus, no holder of securities of Fargo has rights to the registration of any securities of Fargo, other than the Selling Stockholders with respect to the Shares included in the Registration Statement, as a result of, or in connection with, the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

          (l)    To the best of Fargo's knowledge, PricewaterhouseCoopers, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

          (m)  The financial statements, together with related schedules and notes, included and incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the financial condition, results of operations, cash flows and changes in financial position of Fargo on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of Fargo. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement.

          (n)  Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), including any Incorporated Documents, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), and prior to the Closing Date and the Additional Closing Date, (i) Fargo has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material transaction that is not in the ordinary course of business, (ii) Fargo has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) Fargo has not paid or declared any dividends or other distributions with respect to its capital stock and Fargo is not in default under the terms of any class of capital stock of Fargo or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of Fargo (other than for grants or exercises of options or grants of restricted stock or pursuant to Fargo's stock option, employee stock purchase, stock bonus or other stock plans or arrangements in effect as of the date hereof and described in the Prospectus) or any material increase in the indebtedness for borrowed money of Fargo (other than in the ordinary course of business), and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, properties, net worth or results of operations of Fargo.

          (o)  The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act and is listed on Nasdaq, and Fargo has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has Fargo received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

          (p)  Fargo has not distributed and will not distribute, and has not authorized the Underwriters to distribute, any written offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus, any supplements thereto, or other offering material, if any, as permitted by the Act.

          (q)  Other than excepted activity pursuant to Regulation M under the Exchange Act, Fargo has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of Fargo to facilitate the sale or resale of the Shares or for any other purpose.

          (r)  Fargo has filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct (except for omissions and errors that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and Fargo is not in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto, except for any taxes or penalty that is currently being contested in good faith or as described in the Prospectus. Except as disclosed in the Prospectus, all deficiencies asserted as a result of any federal, state, local, or foreign tax audits have been paid or finally settled, except for any deficiency that is currently being contested in good faith and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax return for any period, except for those relating to (i) audits relating to income tax that are currently being conducted or (ii) audits relating to sales or property tax and that will not, in the aggregate (in the case of either (i) or (ii) or both (i) and (ii)) have a Material Adverse Effect. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with Fargo's sale of Firm Shares to the Underwriters will have been fully paid by Fargo and all laws imposing such taxes will have been complied with.

          (s)  Except as set forth in the Prospectus, there are no transactions with "affiliates" (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of Fargo (whether or not an affiliate) that are required by Form S-3 to be disclosed or incorporated by reference in the Registration Statement. Additionally, no relationship, direct or indirect, exists between Fargo and the directors, officers, stockholders, customers, or suppliers of Fargo that is required by the Form S-3 to be disclosed or incorporated by reference in the Registration Statement and the Prospectus that is not so disclosed.

          (t)    Fargo is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

          (u)  Fargo has good and valid title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Prospectus or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of Fargo. All property (real and personal) held under lease by Fargo is held by it under valid, subsisting, and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of Fargo.

          (v)  Fargo has all permits, licenses, franchises, approvals, consents, and authorizations of governmental or regulatory authorities (hereinafter "permit" or "permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; Fargo has operated and is operating its business in material compliance with, and not in material violation of, all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other impairment of the rights of any such permit, which violation, revocation, termination, or impairment would result in a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to Fargo.

          (w)  Fargo maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorizations, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x)  Fargo is (i) in compliance with any and all applicable federal, state, local, and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license, or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, or other approvals or failure to comply with the terms and conditions of such permits, licenses, or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Fargo has not been named as a "potentially responsible party" under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Fargo does not own, lease or occupy any property that, to the knowledge of Fargo, appears on any list of hazardous sites compiled by any state or local governmental agency.

          (y)  Fargo owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively "Intellectual Property") under which Fargo conducts all or any material part of its business, and Fargo has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except for the security interest granted to LaSalle Bank and Harris Bank under Fargo's credit facilities with those lenders and except as otherwise disclosed in the Prospectus and except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; to the knowledge of Fargo, there is no claim pending against Fargo with respect to any Intellectual Property, and Fargo has not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. Except as described in the Prospectus, Fargo has not become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

          (z)  Fargo has procured Lock-Up Agreements, in the form of Exhibit A attached hereto, from each of Fargo's executive officers and directors and the Selling Stockholders.

          (aa) Fargo is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and Fargo has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

          (bb) Fargo and any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder (collectively, "ERISA")) established or maintained by Fargo or its "ERISA Affiliates" are in compliance in all material respects with the provisions of ERISA and all other state and federal laws. "ERISA Affiliate" means, with respect to Fargo, any other "person" within the meaning of Section 7701(a)(1) of the Code that, together with Fargo is considered a single employer pursuant to Section 414(b), (c), (m) or (o) of the Code. No "employee benefit plan" is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA. Neither Fargo nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability for failing to comply with the provisions of Sections 412, 4971, 4975 or 4980B of the Code. Each "employee pension benefit plan" established or maintained by Fargo or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, to the knowledge of Fargo, whether by action or failure to act, that would cause the loss of such qualification.

        6.2    Of the Selling Stockholders.    Each Selling Stockholder hereby represents and warrants, severally as to itself and not jointly, to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date, that:

          (a)  Such Selling Stockholder is and will be the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement on the Closing Date, and has, and on the Closing Date, will have, good and valid title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, subject to the terms of any custody agreement to which such Shares are subject and the transfer restrictions of the Lock-up Agreement.

          (b)  Such Selling Stockholder has, and on the Closing Date, will have, full legal right, power and authority, and all authorization and approval required by law, to enter into (i) this Agreement, (ii) the Custody Agreement signed by such Selling Stockholder and Wells Fargo Bank Minnesota, N.A., as custodian (the "Custodian"), relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and (iii) the Power of Attorney (the "Power of Attorney"), appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (the "Attorneys"), to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus, to sell, assign, transfer, and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein.

          (c)  Each of this Agreement, the Custody Agreement and Power of Attorney of such Selling Stockholder has been duly authorized, executed, and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, and, in the case of the Custody Agreement and Power of Attorney, enforceable as to such Selling Stockholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally and (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

          (d)  None of the sale of the Shares by such Selling Stockholder; the execution, delivery, or performance by such Selling Stockholder of this Agreement, the Custody Agreement, and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder; the compliance by such Selling Stockholder with all the provisions hereof and thereof; nor the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization, or other order of, or registration or filing with, any court, regulatory body, or administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and as may be required under the securities or Blue Sky laws of the various states, and except for the NASD's clearance of the underwriting terms of the offering contemplated hereby as required under the NASD's Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any agreement, indenture, lease or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound, or (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to such Selling Stockholder or any property of such Selling Stockholder.

          (e)  The information in the Prospectus under the caption "Principal and Selling Stockholders" that specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f)    At any time prior to the Closing Date if there is any change in the information referred to in Section 6.2(e) hereof, such Selling Stockholder will immediately notify the Representatives of such change.

          (g)  Other than excepted activity pursuant to Regulation M under the Exchange Act, such Selling Stockholder has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (h)  Upon delivery of, and payment for, the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and valid title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

          (i)    Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by Fargo under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are being exercised in the offering contemplated by this Agreement or such rights as have been duly waived.

          (j)    Such Selling Stockholder: (i) has no actual knowledge of an untrue statement of a material fact contained in the Registration Statement or the Prospectus that has had or may have a Material Adverse Effect and (ii) is not prompted to sell shares of Common Stock by actual knowledge of any material fact concerning Fargo that is not set forth in the Registration Statement. For purposes of this Section 6.2(j), "actual knowledge" will mean, in the case of St. Paul Venture Capital IV, LLC, the actual knowledge of its current managing members and, in the case of St. Paul Venture Capital Affiliates Fund I, LLC, the actual knowledge of the current executive officers of St. Paul Venture Capital Inc. as its manager, in each case without any requirement of inquiry or investigations by such persons whatsoever.

7.    Expenses.    Regardless of whether the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, Fargo agrees to pay or cause to be paid the following: (i) the fees, disbursements, and expenses of Fargo's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, and filing of the Registration Statement, the Preliminary Prospectus, and the Prospectus (including any amendments and supplements thereto) and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges, and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Blue Sky memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5.1(f), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Shares; (v) the fees and expenses associated with listing the Shares on Nasdaq; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (ix) the transportation, lodging, graphics, and other expenses incidental to Fargo's preparation for and participation in any "roadshow" for the offering contemplated hereby. In addition, if the proposed offering is terminated for the reasons set forth in Section 5.1(i) hereof, Fargo agrees to reimburse the Underwriters as provided in Section 5.1(i). Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel (except as set forth above concerning legal expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws).

8.    Indemnification and Contribution.

        (a)  Subject to the limitations in this paragraph, Fargo agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys' fees and expenses (collectively, "Damages") arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except (A) to the extent that any such Damages arise out of, or are based upon, an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon, and in conformity with, the information furnished in writing to Fargo by or on behalf of any Underwriter through you, or by or on behalf of the Selling Stockholders, as the case may be, expressly for use in connection therewith or (B) with respect to statements in or omissions from the Registration Statement (or any amendment thereto) related to or resulting from the specific terms of the offering of the Shares, to the extent that such terms are disclosed in the Prospectus or (ii) any inaccuracy in, or breach of, the representations and warranties of Fargo contained herein or any failure of Fargo to perform its obligations hereunder or under law; provided, however, that with respect to any untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of any Underwriter) from whom the person asserting any such Damages purchased the Shares concerned if both (A) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act and (B) the untrue statement or omission in the Preliminary Prospectus was corrected in the Prospectus. This indemnification shall be in addition to any liability that Fargo may otherwise have.

        (b)  Subject to the limitations in this paragraph below, each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees, and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information expressly relating to such Selling Stockholder, such Selling Stockholder's Shares, or the offering by such Selling Stockholder of its Shares, as set forth under the caption in the Prospectus entitled "Principal and Selling Stockholders" or (ii) any inaccuracy in, or breach of, the representations and warranties of such Selling Stockholder contained herein or any failure of such Selling Stockholder to perform its obligations hereunder or under law; provided, however, that with respect to any untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of any Underwriter) from whom the person asserting any such Damages purchased the Shares concerned if both (A) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act and (B) the untrue statement or omission in the Preliminary Prospectus was corrected in the Prospectus. This indemnification shall be in addition to any liability that the Selling Stockholders or any Selling Stockholder may otherwise have.

        (c)  If any action or claim shall be brought or asserted against any Underwriter, the directors, officers, employees or agents of any Underwriter, or any person controlling any Underwriter in respect of which indemnity may be sought against Fargo and the Selling Stockholders, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of, and expenses incurred by, such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person, or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to Fargo or the Selling Stockholders, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (regardless of whether such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but Fargo and the Selling Stockholders, as applicable, shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first and second paragraphs of this Section 8.

        (d)  All of the Underwriters shall, jointly and severally, indemnify and hold harmless Fargo and the Selling Stockholders, their respective directors, their officers, employees or agents, and any person who controls Fargo or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from Fargo and the Selling Stockholders to each Underwriter, but only with respect to information furnished in writing by, or on behalf of, such Underwriter through you expressly for use in the Registration Statement, the Prospectus, or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against Fargo or the Selling Stockholders, any of their respective directors, officers, employees, agents or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to Fargo and the Selling Stockholders by the immediately preceding paragraph (except that if Fargo and the Selling Stockholders shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and Fargo and the Selling Stockholders, their respective directors, officers, employees, agents and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraphs. This indemnification shall be in addition to any liability that the Underwriters or any Underwriter may otherwise have.

        (e)  In any event, Fargo or the Selling Stockholders will not, without the prior written consent of the Authorized Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit, or proceeding in respect of which the indemnification may be sought hereunder (regardless of whether the Authorized Representative or any person who controls the Authorized Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit, or proceeding. Similarly and in any event, no Underwriter will, without the prior written consent of Fargo and the Selling Stockholders, settle or compromise, or consent to the entry of any judgment in, any proceeding or threatened claim, action, suit, or proceeding in respect of which indemnification may be sought hereunder (regardless of whether Fargo, the Selling Stockholders, their respective directors, officers, employees or agents and any person who controls Fargo or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit, or proceeding) unless such settlement, compromise, or consent includes an unconditional release of Fargo, the Selling Stockholders, their respective directors, officers, employees or agents, and all such controlling persons from all liability arising out of such claim, action, suit, or proceeding.

        (f)    If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by Fargo and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of Fargo and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by Fargo and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Fargo and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided, however, that if the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by Fargo and the Selling Stockholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by Fargo and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of Fargo and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Fargo or the Selling Stockholders, on the one hand, or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (g)  Fargo, the Selling Stockholders, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the total public offering price of the Shares purchased by such Underwriter, less the aggregate amount of any Damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 11 hereof) and not joint. The Selling Stockholders' obligations to contribute pursuant to this Section 8 are several in proportion to the respective sums of the numbers of Firm Shares set forth opposite their names in Schedule II hereto and not joint.

        (h)  Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution, and reimbursement agreements contained in this Section 8 and the several, and not joint, representations and warranties of Fargo and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, Fargo, the Selling Stockholders, their respective directors or officers or any person controlling Fargo or the Selling Stockholders, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to Fargo or the Selling Stockholders, their respective directors or officers or any person controlling Fargo or the Selling Stockholders, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 8.

        (i)    It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in subparagraph (c) of this Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. If the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in the subparagraphs (c) and (e) of this Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the subparagraph (c) of this Section 8.

        (j)    Notwithstanding the foregoing, the aggregate liability of each Selling Stockholder under the provisions of this Section 8 shall, in each case, not exceed an amount equal to the aggregate net proceeds received by such Selling Stockholder for the Shares sold by such Selling Stockholder to the Underwriters.

9.    Conditions of Underwriters' Obligations.    The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

        (a)  The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Authorized Representative, and all filings required by Rules 424(b), 424(c), 430A and 462 under the Act shall have been timely made.

        (b)  You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the authorized or outstanding capital stock of Fargo (other than for grants or exercises of options or grants of restricted stock or pursuant to Fargo's stock option, employee stock purchase, stock bonus or other stock plans or arrangements in effect as of the date hereof and described in the Prospectus) or any material increase in the indebtedness for borrowed money (other than in the ordinary course of business) of Fargo, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by Fargo that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of Fargo, (iii) no loss or damage (whether or not insured) to the property of Fargo shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting Fargo or any of its properties that had or could reasonably be expected to have a Material Adverse Effect or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any change in the condition (financial or otherwise), business, management, results of operations, or prospects of Fargo that had or could reasonably be expected to have a Material Adverse Effect and that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

        (c)  You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Oppenheimer Wolff & Donnelly LLP, counsel to Fargo, substantially in the form set forth on Exhibit B hereto.

        In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of Fargo and of government officials. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.

        In addition to the opinions set forth above, such counsel shall state that during the course of the preparation of the Registration Statement and Prospectus and the amendments thereto, such counsel participated in conferences with officers and other representatives of Fargo, with representatives of the independent public accountants of Fargo and with the Representative. While such counsel need not undertake to determine independently, and such counsel need not assume any responsibility for, the accuracy, completeness, or fairness of the statements in the Registration Statement or Prospectus, such counsel shall confirm to you on the basis of these conferences and such counsel's activities as counsel to Fargo in connection with the Registration Statement that no facts have come to such counsel's attention that cause such counsel to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the opinion, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against Fargo that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; provided, however, that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any views as to the financial statements and supporting schedules and other financial and statistical information and data included in or omitted from the Registration Statement or the Prospectus.

        (d)  You shall have received on the Closing Date an opinion of Goodwin Procter LLP (as counsel for Selling Stockholders that are affiliated with TA Associates) and an opinion of Oppenheimer Wolff & Donnelly LLP (as counsel for Selling Stockholders affiliated with St. Paul Venture Capital, Inc.). Such opinions shall be substantially in the form of Exhibit C hereto.

        In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of the Selling Stockholders, officers of Fargo, officers of the Selling Stockholders and their agents and direct and indirect general partners, and of government officials. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date.

        (e)  You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Holland & Knight LLP, as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and Fargo and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

        (f)    On the day this Agreement is executed, and on the Closing Date and any Additional Closing Date, you shall have received letters addressed to you from the firm of PricewaterhouseCoopers, independent certified public accountants, substantially in the form heretofore approved by you.

        (g)  (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission, and no proceedings for that purpose shall be pending or, to the knowledge of Fargo, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of Fargo, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of Fargo contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of Fargo (or such other officers as are acceptable to you) to the effect set forth in this Section 9(g) and addressing matters in Sections 9(b) and 9(i) hereof.

        (h)  Fargo shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

        (i)    Fargo shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

        (j)    At or prior to the Closing Date, you shall have received the Lock-Up Agreements from each of Fargo's executive officers, directors, and the Selling Stockholders in substantially the form of Exhibit A hereto.

        (k)  At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

        (l)    You shall be satisfied that, and you shall have received a certificate dated the Closing Date or Additional Closing Date, as the case may be, from or by an Attorney on behalf of each Selling Stockholder to the effect that, as of the Closing Date: (i) the representations and warranties made by such Selling Stockholders herein are true and correct in all material respect on the Closing Date and (ii) such Selling Stockholder has complied with all obligations and satisfied all conditions that are required to be performed or satisfied on his or its part at or prior to the Closing Date.

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

        The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and (e) shall be revised to reflect the sale of Additional Shares.

        If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying Fargo of such termination in writing or by facsimile at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10.    Effective Date of Agreement.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto; provided, however, that the provisions of Section 7 (excluding the last sentence thereof) shall at all times be effective.

11.    Defaulting Underwriters.

        (a)  If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and Fargo for the purchase of such Firm Shares are not made within forty-eight (48) hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or Fargo. In any such case that does not result in termination of this Agreement, either you or Fargo shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

12.    Termination of Agreement.    This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to Fargo by notice to Fargo, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in Fargo's Common Stock shall have been suspended by the Commission or Nasdaq, (ii) trading in securities generally on the NYSE or Nasdaq shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on either such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (iv) any downgrading shall have occurred in the rating accorded Fargo's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Fargo's debt securities, or (v) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis, or change in political, financial, or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to Fargo and its counsel by telegraph, facsimile, or telephone and shall be subsequently confirmed by letter. If this Agreement is terminated pursuant to this Section 12, the only fees or expenses to which the Underwriters will be entitled are out-of-pocket expenses as contemplated by Sections 5.1(i) and 7 hereof.

13.    Failure of One or More of the Selling Stockholders to Sell and Deliver the Shares.    If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Authorized Representative to Fargo and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or Fargo or the Selling Stockholders, except as provided in Sections 7 and 8 hereof, or (ii) purchase the Shares that Fargo and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date, then the Underwriters shall have the right, by written notice from the Authorized Representative to Fargo and the Selling Stockholders, to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

14.    Information Furnished by the Underwriters.    Fargo acknowledges that the sentence on the front of the Prospectus regarding the Underwriter's expected delivery of shares to purchasers and the section under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6.1(b) and 8 hereof.

15.    Miscellaneous.    Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)	to Fargo:	Fargo Electronics, Inc. 6533 Flying Cloud Drive Eden Prairie, Minnesota 55344 Attn: Chief Executive Officer
with a copy to:		Oppenheimer Wolff & Donnelly LLP Plaza VII, Suite 3300 45 South 7th Street Minneapolis, Minnesota 55402 Attn: Bruce A. Machmeier, Esq.
(ii)	to the Selling Stockholders:	Gary Holland or Jeffrey D. Upin Attorney-in-fact Fargo Electronics, Inc. 6533 Flying Cloud Drive Eden Prairie, Minnesota 55344
(iii)	to the Underwriters:	Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716 Attention: Legal Department
with a copy to:		Holland & Knight LLP Suite 2000, One Atlantic Center 1201 West Peachtree Street, N.E. Atlanta, Georgia 30309-3400 Attention: William H. Venema, Esq.

This Agreement has been and is made solely for the benefit of the several Underwriters, Fargo and its directors and officers and the Selling Stockholders.

16.    Applicable Law; Counterparts.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without reference to choice of law principles thereunder.

        This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

        This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

        Fargo, the Selling Stockholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

        Please confirm that the foregoing correctly sets forth the agreement among Fargo, the Selling Stockholders and the several Underwriters.

Very truly yours,
FARGO ELECTRONICS, INC.

/s/ JEFFREY D. UPIN Jeffrey D. Upin, Vice President and General Counsel
THE SELLING STOCKHOLDERS NAMED IN SCHEDULE II

By:	/s/ JEFFREY D. UPIN Attorney-in-Fact

CONFIRMED as of the date first above mentioned, on behalf of the Representatives and the other several Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC., Authorized Representative

By:	/s/ JOSEPH B. HAYEK Joseph B. Hayek, Vice President

SCHEDULE I
Schedule of Underwriters

Underwriter	Number of Company Firm Shares to be Purchased	Number of Selling Stockholder Firm Shares to be Purchased	Total Number of Firm Shares to be Purchased	Maximum number of Additional Shares to be Purchased Upon Exercise of Over-Allotment Option
Raymond James & Associates, Inc.	93,750	1,031,250	1,125,000	168,750
Robert W. Baird & Co. Incorporated	64,875	515,625	562,500	84,375
Needham & Company, Inc.	46,875	515,625	562,500	84,375

SCHEDULE II
Schedule of Selling Stockholders

Selling Stockholder(1)	Total Number of Firm Shares to be Sold
TA/Advent VIII L.P.	355,714
Advent Atlantic and Pacific III L.P.	130,145
TA Executives Fund LLC	7,235
TA Investors LLC	6,906
St. Paul Venture Capital IV, LLC	1,519,530
St. Paul Venture Capital Affiliates Fund I, LLC	42,970
TOTAL	2,062,500

(1)
Each of the Selling Stockholders has executed and delivered a Power of Attorney appointing Gary R. Holland and Jeffrey D. Upin, as Attorneys-in-Fact.

QuickLinks

  Exhibit 1.1
SCHEDULE I Schedule of Underwriters
SCHEDULE II Schedule of Selling Stockholders